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                                                                       EXHIBIT 5


                                January 28, 2000



Ariba, Inc.
1565 Charleston Road
Mountain View, California 94043

                  Re:      Ariba, Inc. (the "Company")
                           Registration Statement for
                           an aggregate of 1,003,955 Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,003,955 shares of Common Stock available for issuance under the Company's Trading Dynamics 1998 Stock Plan and under the Company's Trading Dynamics 1999 Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Trading Dynamics 1998 Stock Plan and Trading Dynamics 1999 Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Ariba, Inc.'s Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,




                                 Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP